Exhibit 99(c)



                         DISTRIBUTION AND SERVICES AGREEMENT




                                     dated as of

                                  November 17, 1994




                                       between



                                 INTERCO INCORPORATED

                                         and


                              THE FLORSHEIM SHOE COMPANY



                                       and the



                                OTHER ENTITIES LISTED
                            ON THE SIGNATURE PAGES HEREOF





                                  TABLE OF CONTENTS

                                                                       Page

                                      ARTICLE I

                                     DEFINITIONS  . . . . . . . . . . .   2

          Section 1.01.  Definitions  . . . . . . . . . . . . . . . . .   2

                                      ARTICLE II

                                   THE DISTRIBUTION . . . . . . . . . .   6

          Section 2.01.  Cooperation Prior to the Distribution  . . . .   6

          Section 2.02.  INTERCO Board Action; Conditions Precedent to
                         the Distribution . . . . . . . . . . . . . . .   7

          Section 2.03.  The Distribution . . . . . . . . . . . . . . .   8

          Section 2.04.  Sale of Fractional Shares and Odd Lot Shares .   9

          Section 2.05.  Fees and Expenses of Distribution Agent. . . .   9

                                     ARTICLE III

                               TRANSITION ARRANGEMENTS  . . . . . . . .   9

          Section 3.01.  Conduct of Florsheim Business Pending
                         Distribution . . . . . . . . . . . . . . . . .   9

          Section 3.02.  Revolving Credit Agreement . . . . . . . . . .   9

          Section 3.03.  Repayment of Allocable Debt  . . . . . . . . .   9

          Section 3.04.  Intercompany Accounts  . . . . . . . . . . . .  10

          Section 3.05.  Certain Intellectual Property Matters  . . .    10

                                      ARTICLE IV

                                   INDEMNIFICATION  . . . . . . . . . .  11

          Section 4.01.  Florsheim Indemnification of the INTERCO
                         Group  . . . . . . . . . . . . . . . . . . . .  11

          Section 4.02.  INTERCO Indemnification of the Florsheim
                         Group  . . . . . . . . . . . . . . . . . . . .  11

          Section 4.03.  Insurance and Third Party Obligations  . . . .  11


          SL01 203174.18                    i






                                                                       Page


                                      ARTICLE V

                              INDEMNIFICATION PROCEDURES  . . . . . . .  11

          Section 5.01.  Notice and Payment of Claims . . . . . . . . .  11

          Section 5.02.  Notice and Defense of Third-Party Claims . . .  12

                                      ARTICLE VI

                                       SERVICES . . . . . . . . . . . .  13

          Section 6.01.  Provision of Services  . . . . . . . . . . . .  13

          Section 6.02.  Risk Management  . . . . . . . . . . . . . . .  13

          Section 6.03.  Reimbursement  . . . . . . . . . . . . . . . .  14

                                     ARTICLE VII

                                   EMPLOYEE MATTERS . . . . . . . . . .  14

          Section 7.01.  General  . . . . . . . . . . . . . . . . . . .  14

          Section 7.02.  Pension  . . . . . . . . . . . . . . . . . . .  14

          Section 7.03.  Savings Plans  . . . . . . . . . . . . . . . .  15

          Section 7.04.  Stock Options  . . . . . . . . . . . . . . . .  17

          Section 7.05.  Health and Welfare Plans . . . . . . . . . . .  17

          Section 7.06.  Multiemployer Pension Plans  . . . . . . . . .  18

          Section 7.07.  No Third Party Beneficiaries . . . . . . . . .  19

                                     ARTICLE VIII

                                  INTERCO GUARANTEES  . . . . . . . . .  19

          Section 8.01.  Performance of Guaranteed Leases . . . . . . .  19

          Section 8.02.  Termination  . . . . . . . . . . . . . . . . .  21

          Section 8.03   Dun & Bradstreet . . . . . . . . . . . . . . .  21





          SL01 203174.18                    ii






                                                                       Page


                                      ARTICLE IX

                                     INFORMATION  . . . . . . . . . . .  22

          Section 9.01.  Provision of Corporate Records . . . . . . . .  22

          Section 9.02.  Access to Information  . . . . . . . . . . . .  22

          Section 9.03.  Litigation Cooperation . . . . . . . . . . . .  22

          Section 9.04.  Reimbursement  . . . . . . . . . . . . . . . .  22

          Section 9.05.  Retention of Records . . . . . . . . . . . . .  22

          Section 9.06.  Confidentiality  . . . . . . . . . . . . . . .  23

                                      ARTICLE X

                                    MISCELLANEOUS . . . . . . . . . . .  23

          Section 10.01. Expenses . . . . . . . . . . . . . . . . . . .  23

          Section 10.02. Notices  . . . . . . . . . . . . . . . . . . .  24

          Section 10.03. Amendment and Waiver . . . . . . . . . . . . .  24

          Section 10.04. Counterparts . . . . . . . . . . . . . . . . .  24

          Section 10.05. Governing Law  . . . . . . . . . . . . . . . .  24

          Section 10.06. Entire Agreement . . . . . . . . . . . . . . .  24

          Section 10.07. Parties in Interest  . . . . . . . . . . . . .  25

          Section 10.08. Tax Sharing Agreement; After-Tax Payments  . .  25

          Section 10.09. Further Assurances and Consents  . . . . . . .  25

          Section 10.10. Arbitration  . . . . . . . . . . . . . . . . .  26











          SL01 203174.18                   iii






                         DISTRIBUTION AND SERVICES AGREEMENT


                    DISTRIBUTION AND SERVICES AGREEMENT ("Agreement") dated as of November 17, 1994 by and between INTERCO INCORPORATED, a Delaware corporation (together with its successors and permitted assigns, "INTERCO") and The Florsheim Shoe Company, a Delaware corporation (together with its successors and permitted assigns, "Florsheim"), and the other entities listed on the signature pages hereof.


                                       RECITALS

                    A. Florsheim is presently a wholly-owned subsidiary of INTERCO.

                    B. Pursuant to the Capital Contribution Agreement (as defined herein) INTERCO has contributed to Florsheim all of the assets, properties, rights, contracts, claims, operations and business of the Florsheim Business (as defined herein) and Florsheim has agreed to assume, pay, perform and discharge (or cause to be paid, performed and discharged) any and all debts, losses, liabilities, claims, damages, obligations, payments, costs and expenses to the extent arising out of or relating to the business and operations of the Florsheim Business (such contribution and assumption being referred to herein as the "Reorganization").

                    C. The Board of Directors of INTERCO has determined that it is in the best interest of INTERCO and the stockholders of INTERCO to distribute (the "Distribution") to the holders of INTERCO Common Stock (as defined herein) all of the outstanding shares of Florsheim Common Stock (as defined herein).

                    D. It is the intention of the parties that the Distribution will not be taxable to the stockholders of INTERCO (pursuant to Section 355 of the Code (as defined herein)), and that the Reorganization and Distribution together constitute a reorganization under Section 368(a)(1)(D) of the Code.

                    E. The parties have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters following such Distribution.

                    F. In connection with the Distribution, INTERCO is concurrently herewith entering into the Tax Sharing Agreement (as defined herein) with Florsheim and its subsidiaries.



          SL01 203174.18                    1






                    G. INTERCO is entering into the Converse Distribution Agreement (as defined herein) providing for a distribution of the Converse Common Stock (as defined herein) in connection with the Distribution.

                    NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:



                                      ARTICLE I

                                     DEFINITIONS


                    Section 1.01. Definitions. As used herein, the following terms have the following meaning:

                    "Action" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

                    "Allocable Debt" means that portion of the debt of INTERCO and/or its subsidiaries allocated to members of the Florsheim Group pursuant to the Allocation Agreement.

                    "Allocation Agreement" means that certain Allocation Agreement dated January 27, 1993 by and among INTERCO, Florsheim and other members of the INTERCO Group and the Florsheim Group.

                    "Ancillary Agreements" means all of the agreements, instruments, understandings, assignments and other arrangements entered into in connection with the transactions contemplated hereby, including, without limitation, the Tax Sharing Agreement.

                    "Assumed Liabilities" means the Liabilities arising from the conduct or operation of the Florsheim Business or the ownership or use of assets or other activities in connection therewith, whether arising before, on or after the Distribution Date, including but not limited to the Allocable Debt, any Liabilities arising in connection with the Form 10 or the Registration Statement, and any Liabilities set forth or referenced in the audited financial statements of Florsheim included in the Form 10. Notwithstanding the foregoing, Assumed Liabilities shall not include (i) any debt of the INTERCO Group for money borrowed (including but not limited to any such debt evidenced by a note, debenture or other instrument) other than the Allocable Debt, (ii) (X) any third party claims arising from the conduct or operation of the Florsheim Business or the ownership or use of assets in connection therewith prior to the

          SL01 203174.18                    2






          Distribution Date if and only to the extent that such claims ("Covered Claims") are covered by the insurance of INTERCO (other than insurance related to matters described in Article VII, which shall be dealt with as described therein), (Y) any self-insured retention for such Covered Claims that would be covered but for such retention, and (Z) any letters of credit of INTERCO in favor of an insurance carrier relating to such retention, (iii) any Liability specifically retained by INTERCO pursuant to Article VII hereof or (iv) any claims, losses, damages, demands, costs, expenses or liabilities for any Tax (which shall be governed by the Tax Sharing Agreement), but shall include any Liabilities arising out of the Guaranteed Leases.

                    "Capital Contribution Agreement" means that certain Capital Contribution Agreement dated October 1, 1994 by and between INTERCO and Florsheim.

                    "Code" means the Internal Revenue Code of 1986, as amended.

                    "Commission" means the Securities and Exchange
          Commission.

                    "Converse Common Stock" means the Common Stock, no par value, of Converse.

                    "Converse" means Converse Inc., a Delaware corporation and a wholly-owned subsidiary of INTERCO.

                    "Converse Credit Facility" means a secured revolving credit and term loan facility for Converse in the amount of $200 million.

                    "Converse Distribution" means the distribution of Converse Common Stock to the shareholders of INTERCO pursuant to the Converse Distribution Agreement.

                    "Converse Distribution Agreement" means that certain distribution agreement by and among INTERCO, Converse and the subsidiaries of Converse relating to the distribution of Converse Common Stock by INTERCO to the shareholders of INTERCO.

                    "Converse Form 10" means the registration statement on Form 10 filed by Converse with the Commission to effect the registration of the Converse Common Stock pursuant to the Exchange Act, as such registration statement may be amended from time to time.

                    "Credit Facility" means a secured credit facility for Florsheim in the amount of $75 million for (i) the repayment of a portion of the Allocable Debt and (ii) Florsheim's capital


          SL01 203174.18                    3






          expenditures and any additional working capital needs following the Distribution.

                    "Distribution Agent" means KeyCorp Shareholder
          Services, Inc.

                    "Distribution Date" means the business day as of which the Distribution shall be effective, as determined by the Board of Directors of INTERCO or the Executive Committee thereof.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "Florsheim Business" means the business of manufacturing, wholesaling and retailing of quality footwear as conducted by The Florsheim Shoe Company division of INTERCO (including without limitation any former division or subsidiary operated in conjunction therewith) or the Florsheim Group or the International Shoe Company or Florind Shoes Limited.

                    "Florsheim Bylaws" means the bylaws of Florsheim in the form filed as an exhibit to the Form 10.

                    "Florsheim Certificate" means the restated certificate of incorporation of Florsheim in the form filed as an exhibit to the Form 10.

                    "Florsheim Common Stock" means the outstanding shares of common stock, no par value, of Florsheim.

                    "Florsheim Group" means Florsheim and the Florsheim Subsidiaries.

                    "Florsheim Liabilities" means all of (i) the Liabilities of the Florsheim Group under this Agreement, (ii) the Assumed Liabilities, and (iii) the Liabilities of the Florsheim Group arising after the Distribution Date.

                    "Florsheim Subsidiaries" means The Florsheim Shoe Store Company - Northeast, a Delaware corporation, The Florsheim Shoe Store Company - West, a Delaware corporation, L.J. O'Neill Shoe Company, a Missouri corporation, Hy-Test, Inc., a Missouri corporation, Florsheim Australia Limited, an Australian corporation, Florsheim Canada Inc., a Canadian corporation, Florsheim Europe S.R.L., an Italian corporation, Florsheim Pacific, Limited, a Hong Kong corporation and Florsheim S.A. de C.V., a Mexican corporation.

                    "Form 10" means the registration statement on Form 10 filed by Florsheim with the Commission to effect the registration of the Florsheim Common Stock pursuant to the Exchange Act, as such registration statement may be amended from time to time.







                    "Group" means either the Florsheim Group or the INTERCO
          Group.

                    "Guaranteed Lease" means any lease entered into in connection with the Florsheim Business with respect to which any member of the INTERCO Group is, directly or indirectly, liable by guarantee or otherwise.

                    "Indemnifiable Loss" has the meaning set forth in
          Section 4.01.

                    "Information Statement" means the information statement to be sent to each holder of INTERCO Common Stock in connection with the Distribution.

                    "Initial Borrowing" means a borrowing by the Florsheim Group under the Credit Facility in an amount to be determined by INTERCO on or prior to the Distribution Date.

                    "INTERCO Common Stock" means the outstanding shares of common stock, no par value, of INTERCO.

                    "INTERCO Group" means INTERCO and its direct or indirect subsidiaries (other than any member of the Florsheim Group), including without limitation Converse and its direct or indirect subsidiaries.

                    "INTERCO Liabilities" means all of (i) the Liabilities of INTERCO under this Agreement, (ii) the Liabilities of the INTERCO Group (other than any Florsheim Liabilities and any Liabilities arising out of the Guaranteed Leases), whether arising before, on or after the Distribution Date, (iii) (X) any claims arising from the conduct or operation of the Florsheim Business or the ownership or use of assets in connection therewith prior to the Distribution Date if and only to the extent that such claims ("Covered Claims") are covered by the insurance of INTERCO (other than insurance related to matters described in Article VII, which shall be dealt with as described therein), (Y) any self-insured retention for such Covered Claims that would be covered but for such retention, and (Z) any letters of credit of INTERCO in favor of an insurance carrier relating to such retention, and (iv) any Liability specifically retained by INTERCO pursuant to Article VII hereof.

                    "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under this Agreement, any law, rule, regulation, action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

                    "Notes" means the senior notes of Florsheim being offered pursuant to the Registration Statement.

                    "Record Date" means the date determined by INTERCO's Board of Directors or the Executive Committee thereof as the record date for determining the stockholders of INTERCO entitled to receive the Distribution.

                    "Registration Statement" means the registration statement on Form S-1 under the Securities Act concerning the public offering of up to $85 million in Notes, all of the net proceeds of which shall be used for the repayment of a portion of the Allocable Debt.

                    "Securities Act" means the Securities Act of 1933, as amended.

                    "Tax" shall have the meaning given to such term in the Tax Sharing Agreement.

                    "Tax Sharing Agreement" means the Tax Agreement of even date herewith among INTERCO, Florsheim and certain subsidiaries of Florsheim, as amended from time to time.

                    "Transferred Employee" means all current employees and former employees (including without limitation all terminated employees, retirees, laid-off employees, employees on leave, or employees on short-term or long-term disability) of The Florsheim Shoe Company division of INTERCO or the Florsheim Group (including without limitation any former division or subsidiary operated in conjunction therewith) or the International Shoe Company.


                                      ARTICLE II

                                   THE DISTRIBUTION

                    Section 2.01.  Cooperation Prior to the Distribution.
          (a) INTERCO and Florsheim shall prepare, and INTERCO shall mail to the holders of INTERCO Common Stock as of the Record Date, the Information Statement, which shall set forth appropriate disclosure concerning Florsheim, the Distribution and any other appropriate matters. INTERCO and Florsheim shall also prepare, and Florsheim shall file with the Commission, the Form 10, which shall include or incorporate by reference the Information Statement. INTERCO and Florsheim shall use reasonable efforts to cause the Form 10 to become effective under the Exchange Act. INTERCO and Florsheim shall also prepare, and Florsheim shall file with the Commission, the Registration Statement. INTERCO and Florsheim shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act.

                    (b) INTERCO and Florsheim shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit and other plans contemplated by this Agreement.

                    (c) INTERCO and Florsheim shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

                    (d) Florsheim shall prepare, file and pursue an application to permit listing of the Florsheim Common Stock on the Nasdaq National Market.

                    Section 2.02. INTERCO Board Action; Conditions Precedent to the Distribution. INTERCO's Board of Directors or the Executive Committee thereof shall, in its discretion, establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall, unless waived by INTERCO, have been satisfied:

                    (a) all necessary regulatory approvals shall have been received;

                    (b) the Form 10 shall have become effective under the Exchange Act;

                    (c) The Registration Statement shall have become effective and the sale of the Notes pursuant thereto shall have been completed.

                    (d) a favorable response shall have been received from the Staff of the Commission with respect to INTERCO's no-action request concerning, among other things, whether the Distribution may be effected without registration of the Florsheim Common Stock under the Securities Act and whether the Converse Distribution may be effected without registration of the Converse Common Stock under the Securities Act;

                    (e)  Florsheim shall have arranged for the Credit
          Facility;









                    (f) Converse shall have arranged for the Converse Credit Facility and Converse shall have repaid its allocated portion of the debt of INTERCO and/or its subsidiaries as specified by the Converse Distribution Agreement;

                    (g) The Converse Form 10 shall have become effective under the Exchange Act and the Converse Distribution shall have been formally approved by the INTERCO Board of Directors and shall not have been abandoned or deferred;

                    (h) Florsheim shall have paid the Allocable Debt in accordance with this Agreement;

                    (i) Florsheim's Board of Directors, as named in the Form 10, shall have been elected by INTERCO, as sole stockholder of Florsheim, and the Florsheim Certificate and Florsheim Bylaws shall be in effect;

                    (j) the Florsheim Common Stock shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

                    (k) INTERCO's Board of Directors shall have formally approved the Distribution and shall not have abandoned, deferred or modified the Distribution at any time prior to the Record Date;

                    (l) INTERCO's Board of Directors shall have received an opinion of counsel satisfactory to it that the Distribution should not be taxable to the stockholders of INTERCO (pursuant to Section 355 of the Code);

                    (m) the transactions contemplated by Sections 3.02 and
          3.03 shall have been consummated in all material respects;

                    (n) the Florsheim Group shall have obtained insurance (or binders therefor) providing coverage to the Florsheim Group similar to the coverage provided by insurance in place prior to the Distribution Date; and

                    (o) the INTERCO Group shall have obtained refinancing of its debt on terms acceptable to it in its sole discretion.

                    Section 2.03. The Distribution. On the Distribution Date or as soon thereafter as practicable, subject to the conditions set forth in this Agreement, INTERCO shall deliver to the Distribution Agent a certificate or certificates representing all of the then outstanding shares of Florsheim held by the INTERCO Group, endorsed in blank, and shall instruct the Distribution Agent, except as otherwise provided in Section 2.04, to distribute to each holder of record of INTERCO Common Stock on the Record Date a certificate or certificates representing one share of Florsheim Common Stock for each six shares of INTERCO Common Stock so held. Florsheim agrees to provide all certificates for shares of Florsheim Common Stock that the Distribution Agent shall require in order to effect the Distribution.

                    Section 2.04. Sale of Fractional Shares and Odd Lot Shares. The Distribution Agent shall not distribute (a) any fractional share of Florsheim Common Stock ("Fractional Shares") to any holder or (b) fewer than 100 shares of Florsheim Common Stock ("Odd Lot Shares") to any holder who elects prior to a specified date to have the Distribution Agent sell such Odd Lot Shares for its account. The Distribution Agent shall aggregate all such Fractional Shares and Odd Lot Shares and sell them in an orderly manner after the Distribution Date in the open market and, after completion of such sales, distribute a pro rata portion of the proceeds from such sales, based upon the average gross selling price of all such Florsheim Common Stock, less a pro rata portion of the aggregate brokerage commissions payable in connection with such sales, to each holder of INTERCO Common Stock who would otherwise have received a Fractional Share or Odd Lot Shares.

                    Section 2.05. Fees and Expenses of Distribution Agent. The fees and expenses of the Distribution Agent, except as provided in Section 2.04, shall be paid by INTERCO.

                                     ARTICLE III

                               TRANSITION ARRANGEMENTS

                    Section 3.01. Conduct of Florsheim Business Pending Distribution. (a) Prior to the Distribution Date, Florsheim or any member of the Florsheim Group shall not, without the prior consent in writing of INTERCO, make any public announcement, issue any press release or distribute any prospectus (as defined in the Securities Act) and each shall use its best efforts not to take any action which may prejudice or delay the consummation of the Distribution.

                    (b) Prior to satisfaction or waiver of the conditions set forth in Section 2.02, the business of the Florsheim Group shall be operated for the sole benefit of INTERCO and its stockholders.

                    Section 3.02. Revolving Credit Agreement. On or prior to the Distribution Date INTERCO shall obtain refinancing of its current revolving credit agreement, the new terms of which shall not constitute obligations of the Florsheim Group.

                    Section 3.03. Repayment of Allocable Debt. On or prior to the Distribution Date, INTERCO shall contribute to






          Florsheim's capital an amount equal to the Allocable Debt less the net proceeds of the offering of the Notes and the Initial Borrowing. Immediately following the sale of the Notes and establishment of the Credit Facility and the Initial Borrowing, the Florsheim Group shall repay to the lenders of the Allocable Debt an amount equal to the Allocable Debt, upon which payment the Florsheim Group shall be released from any and all claims or obligations arising under the Allocation Agreement.

                    Section 3.04. Intercompany Accounts. Other than as specifically described herein, all intercompany accounts as of the Distribution Date will be cancelled.

                    Section 3.05.  Certain Intellectual Property Matters.
          (a) Except as otherwise set forth herein, after the Distribution Date, neither Florsheim nor any member of the Florsheim Group shall use the name "INTERCO" or any similar trademarks (collectively, the "INTERCO Tradenames") or any tradename or trademark likely to cause confusion with the INTERCO Tradenames.

                    (b) After the Distribution Date, the Florsheim Group shall have the right to sell existing inventory and to use existing brochures, packaging, labelling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing any INTERCO Tradenames until the earlier of (i) one year after the Distribution Date and (ii) the date existing stocks are exhausted. The Florsheim Group shall have the right to use the INTERCO Tradenames in advertising that cannot be changed by the Florsheim Group using reasonable efforts for a period not to exceed twelve months after the Distribution Date. The Florsheim Group shall comply with all applicable laws or regulations in any use of packaging or labelling containing the INTERCO Tradenames.

                    (c) The Florsheim Group shall not be obligated to change the INTERCO Tradenames on finished goods in inventory and goods in the hands of dealers, distributors and customers at the time of expiration of a time period set forth in (b) above.

                    (d) Florsheim agrees to use, and shall cause the other members of the Florsheim Group to use, reasonable efforts to cease using the INTERCO Tradenames on buildings, cars, trucks and other fixed assets as soon as possible but in any event within a period not to exceed one year after the Distribution Date.

                    (e) The obliteration of the INTERCO Tradenames shall be deemed compliance with the Florsheim Group's covenants not to use the INTERCO Tradenames pursuant to this Section 3.05.

                    (f) Except with the prior written consent of Florsheim, after the Distribution Date neither INTERCO nor any member of the INTERCO Group shall use the name "Florsheim" or any other trademarks of the Florsheim Group (collectively the







          "Florsheim Tradenames") or any tradename or trademark likely to cause confusion with the Florsheim Tradenames.

                                      ARTICLE IV

                                   INDEMNIFICATION

                    Section 4.01. Florsheim Indemnification of the INTERCO Group. Subject to Section 4.03, on and after the Distribution Date, each member of the Florsheim Group shall jointly and severally indemnify, defend and hold harmless the INTERCO Group, and each of their respective directors, officers, employees and agents (the "INTERCO Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all Actions or threatened Actions) (collectively, "Indemnifiable Losses") incurred or suffered by any of the INTERCO Indemnitees and arising out of, or due to the failure of any member of the Florsheim Group to pay, perform or otherwise discharge, any of the Florsheim Liabilities.

                    Section 4.02. INTERCO Indemnification of the Florsheim Group. Subject to Section 4.03, on and after the Distribution Date, INTERCO shall indemnify, defend and hold harmless the Florsheim Group, and each of their respective directors, officers, employees and agents (the "Florsheim Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the Florsheim Indemnitees and arising out of, or due to the failure of any member of the INTERCO Group to pay, perform or otherwise discharge, any of the INTERCO Liabilities.

                    Section 4.03. Insurance and Third Party Obligations. Any indemnification pursuant to Sections 4.01 or 4.02 shall be paid net of the amount of any insurance (other than any insurance paid for by the applicable Indemnitee) or other amounts that would be payable by any third party to the indemnified party in the absence of this Agreement. It is expressly agreed that no insurer or any other third party shall be (a) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (b) relieved of the responsibility to pay any claims to which it is obligated or (c) entitled to any subrogation rights with respect to any obligation hereunder.


                                      ARTICLE V

                              INDEMNIFICATION PROCEDURES

                    Section 5.01. Notice and Payment of Claims. If any INTERCO or Florsheim Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by any party (the "Indemnifying Party") under Article IV (other than in connection with any Action or claim subject to Section 5.02), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within 30 days after receipt of such notice, pay the Indemnified Party such amount in cash or other immediately available funds (or reach agreement with the Indemnified Party as to a mutually agreeable alternative payment schedule) unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor within the same 30 day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

                    Section 5.02. Notice and Defense of Third-Party Claims. Promptly following the earlier of (a) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (b) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 5.02 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 30 days after receipt of such notice, the Indemnifying Party may (a) by giving written notice thereof to the Indemnified Party, acknowledge liability for and at its option elect to assume the defense of such Third-Party Claim at its sole cost and expense or
          (b) object to the claim of indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 5.02; provided that if the Indemnifying Party does not within the same 30 day period give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor or electing to assume the defense, the Indemnifying Party shall be deemed to have acknowledged its liability for such Third-Party Claim. Any contest of a Third-Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by attorneys employed by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party may settle or compromise the claim without the prior written consent of the Indemnified Party; provided that the Indemnifying Party may not agree to any such settlement pursuant to which any such remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification under Article IV, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified (if any) within 15 days after the final resolution of such Third-Party Claim (whether by the final nonappealable judgment of a court of competent jurisdiction or otherwise) or, in the case of any Third-Party Claim as to which the Indemnifying Party has not acknowledged liability, within 15 days after such Indemnifying Party's objection has been resolved by settlement, compromise or the final nonappealable judgment of a court of competent jurisdiction.


                                      ARTICLE VI

                                       SERVICES

                    Section 6.01. Provision of Services. Each party shall make available to the other Party during normal business hours and in a manner that will not unreasonably interfere with such party's business, its financial, tax, accounting, employee benefits and similar staff and services (collectively "Services") whenever and to the extent that they may be reasonably required in connection with the preparation of tax returns, audits, claims, litigation or administration of employee benefit plans and otherwise to assist in effecting an orderly transition following the Distribution. The Services shall be provided for a one year period following the Distribution Date.

                    Section 6.02 Risk Management. From the Distribution Date until March 1, 1997, INTERCO shall provide Florsheim with risk management services with respect to property and casualty insurance, including without limitation loss control, claims administration and policy administration, as historically provided by INTERCO to Florsheim ("Risk Services"). It is understood that Risk Services shall not be provided with respect to any medical, disability or life insurance. Any premiums for any insurance for the Florsheim Group shall be the sole liability of and paid by Florsheim. Florsheim can terminate the Risk Services at any time upon payment of any termination fees or expenses associated with such cancellation.

                    Any first party claims pending or drafts in process will be forwarded to Florsheim to reimburse it for losses to its property or goods incurred prior to the Distribution Date.

                    Section 6.03. Reimbursement. A party providing Services to the other party pursuant to this Article VI shall be entitled to receive from the recipient upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses as may be reasonably incurred in providing such Services.


                                     ARTICLE VII

                                   EMPLOYEE MATTERS

                    Section 7.01. General. Except as otherwise set forth in this Article VII, (a) the INTERCO Group shall retain any and all liabilities relating to or arising out of any employee benefit, compensation, or welfare arrangement (a "Plan") in respect of any employee ("INTERCO Employee") of INTERCO or its subsidiaries who is not a Transferred Employee and (b) the INTERCO Group shall have no liability relating to or arising out of any Plan in respect of Transferred Employees.

                    Section 7.02. Pension. (a) Each Transferred Employee who is a participant in the INTERCO INCORPORATED Retirement Plan ("INTERCO Retirement Plan") will cease accruing benefits thereunder, and shall become fully vested for any previously accrued benefits, as of the Distribution Date.

                    (b) Florsheim shall establish a new retirement plan or plans, if applicable (the "Florsheim Retirement Plan"), which shall provide that Transferred Employees previously covered under the INTERCO Retirement Plan shall receive service credit for their service with any member of any Group prior to the Distribution Date to the extent that such service was recognized by the INTERCO Retirement Plan and for all purposes for which such credit was relevant under the INTERCO Retirement Plan. The Florsheim Retirement Plan shall be designed so that the combined benefits under the INTERCO Retirement Plan and the Florsheim Retirement Plan for Transferred Employees who remain participants in the Florsheim Plan shall be substantially similar to the benefits that would have accrued under the INTERCO Retirement Plan had the Transferred Employees remained participants thereof. Florsheim shall provide INTERCO with all relevant employee information necessary for INTERCO to calculate the benefits to which such Transferred Employees are eligible under the INTERCO







          Retirement Plan as described under Section 7.02(a) or otherwise to fulfill its obligations hereunder.

                    (c) The Florsheim Group shall assume as of the Distribution Date all of the obligations, if any, of the INTERCO Group to Transferred Employees under supplemental pension or welfare plans, arrangements or agreements with Transferred Employees, including without limitation the INTERCO INCORPORATED Supplemental Retirement Plan ("INTERCO Supplemental Plan"). For this purpose, Florsheim agrees to establish a supplemental employee retirement plan containing substantially the same terms as the INTERCO Supplemental Plan, covering at least the one Transferred Employee currently covered by such plan, and providing the same benefits to such employee as such employee would have received had the Distribution not occurred and the employee remained eligible under the INTERCO Supplemental Plan until normal retirement age. In addition, INTERCO shall transfer to Florsheim its rights and obligations under the Split Dollar Agreement currently in place between INTERCO and the president of Florsheim, including all rights in the split-dollar life insurance policy issued in connection therewith.

                    Section 7.03. Savings Plans. (a) INTERCO shall take all appropriate or necessary action to spin-off from the Savings Plan for the Employees of INTERCO INCORPORATED and Affiliates ("INTERCO Savings Plan") into a new savings plan ("New Savings Plan") the entire accumulated assets representing the interests (whether vested or non-vested) of Transferred Employees, calculated as of the close of business on the date of such spin-off ("Valuation Date"). As of the date of such spin-off, Florsheim shall become the sponsor of the New Savings Plan and any ties or liability of INTERCO to or for such plan, either as plan sponsor or adopting employer or otherwise, shall cease. The transaction described in this Section 7.03 shall be referred to as the "Spin-off".

                    (b) Florsheim and INTERCO each warrant to the other that they will comply with the requirements of Section 414(l) of the Code and that accrued benefits of Transferred Employees under the New Savings Plan immediately after the Spin-off will not be less than such Transferred Employees' accrued benefits under the INTERCO Savings Plan immediately prior to the Spin-off.
          Florsheim and INTERCO shall, in connection with the Spin-off, cooperate in making all appropriate filings required under the Code or the Employee Retirement Income Security Act of 1974, and the regulations thereunder. Following the Spin-off, Florsheim shall provide evidence acceptable to INTERCO of the qualification of, or the filing of a determination letter with respect to, the New Savings Plan under Section 401(a) of the Code, and the exemption from tax of any related trust under Section 501(a) of the Code. In no event may any additional contributions be made by the Transferred Employees to the INTERCO Savings Plan following the Distribution Date. Without limiting the generality of the foregoing, any amounts withheld by Florsheim for contribution to the INTERCO Savings Plan prior to the Distribution Date, which contributions have not been processed and charged to Florsheim prior to the Distribution Date, will be contributed by Florsheim to the New Savings Plan following the Distribution Date for the account of the Transferred Employees from whom such amounts were withheld.

                    (c) The account balances of Transferred Employees under the INTERCO Savings Plan shall be spun-off in kind (unless the respective parties otherwise agree), credited with any proportionate contributions to the respective date of spin-off and reduced by any customary plan expense, benefit or withdrawal payments in respect of Transferred Employees occurring prior to the date of the Spin-off. Such spun-off amounts shall not include any amounts attributable to Transferred Employees which have been forfeited.

                    (d) Florsheim shall, effective as of the date of the Spin-off, assume all of the obligations of the INTERCO Group in respect of the account balances of the Transferred Employees under the INTERCO Savings Plan (exclusive of any portion of such account balances which is paid or otherwise withdrawn prior to the date of spin-off described in this Section 7.03) on or prior to the Distribution Date. The Florsheim Group shall not assume any other obligations or liabilities arising under or attributable to the INTERCO Savings Plan.

                    (e) It shall be a condition of INTERCO's obligation to spin-off any account balances hereunder that INTERCO shall have obtained the consent to such Spin-off of any insurance company under any guaranteed investment contract, or shall otherwise have avoided or minimized any penalty or market adjustment for premature termination of such vehicle or other impairment of the value thereof or the return thereon. In the event such penalty or adjustment cannot be avoided, INTERCO may elect that all account balances shall be retained in the INTERCO Savings Plan.

                    (f) If the conditions of this Section 7.03 are met with respect to the New Savings Plan, INTERCO shall grant a royalty-free, perpetual, non-exclusive license to Florsheim to use the name "SMART Program" in connection with the New Savings Plan (including the right to use "SMART Program" in conjunction with the name "Florsheim" for such Plan) so long as the New Savings Plan remains qualified under Section 401(a) and
          Section 401(k) of the Code. Florsheim shall have no right whatsoever to transfer or sublicense the name "SMART Program" to any other person or in connection with any other use.

                    (g) In the event that the Spin-off as described in (a) above does not occur by the Distribution Date, then INTERCO shall cause the INTERCO Savings Plan to provide (i) for full vesting of the account balances of the respective Transferred Employees under the INTERCO Savings Plan as of the Distribution Date and
          (ii) that no additional contributions by Transferred Employees to the INTERCO Savings Plan can be made following the Distribution
          Date.

                    Section 7.04.  Stock Options.   (a) Any Transferred
          Employees who hold options for INTERCO Common Stock ("INTERCO Options") which are exercisable at the time of the Distribution Date will be given the right, in lieu of exercising such options for INTERCO Common Stock in accordance with their terms, to exchange such options, in whole or in part, for options to purchase Florsheim Common Stock ("Florsheim Options"). The number of shares of Florsheim Common Stock purchasable under the Florsheim Options to be received by a Transferred Employee who exercises such right, the exercise price of such Florsheim Options, and the other rights of option holders will be determined so as to at least substantially preserve the economic gain or loss inherent in the INTERCO options being exchanged. Transferred Employees who choose to exchange their exercisable INTERCO Options for Florsheim Options and who have not exercised such options prior to six months following the Distribution will be paid by Florsheim at such time an amount in cash equal to 10% of any economic gain inherent in the INTERCO Options exchanged.

                    (b) Any Transferred Employees who hold INTERCO Options which are not exercisable at the time of the Distribution Date (which options will therefore terminate unexercised) will be granted new Florsheim Options following the Distribution Date. The number of shares of Florsheim Common Stock purchasable under the Florsheim Options to be received by such Transferred Employee, the exercise price of such Florsheim Options, and the other rights of option holders will be determined so as to substantially preserve the economic loss or gain inherent in the INTERCO options which terminate.

                    (c) In general, the terms and exercise dates of the Florsheim Options granted to Transferred Employees hereunder shall be the same as those for the INTERCO options previously held.

                    Section 7.05. Health and Welfare Plans. (a) The Florsheim Group shall assume as of the Distribution Date all the obligations, if any, of the INTERCO Group, whether existing on the Distribution Date or arising thereafter, to provide coverage and benefits for Transferred Employees under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 and
          Section 4980B of the Code.

                    (b) Florsheim shall establish a new medical plan ("Florsheim Medical Plan") for the Transferred Employees providing substantially the same benefits as currently provided to the Transferred Employees under the INTERCO INCORPORATED Medical Care Plan ("INTERCO Medical Plan"). All medical expenses otherwise covered under the INTERCO Medical Plan which are incurred prior to the Distribution Date (even if a claim for reimbursement thereof is not made until after the Distribution






          Date) will be paid out of the INTERCO Medical Plan. All other medical expenses otherwise covered under the Florsheim Medical Plan (without reference to any pre-existing condition or waiting periods) shall be paid out of the Florsheim Medical Plan.

                    (c) INTERCO shall take all appropriate or necessary action to spin-off from The Flexible Compensation Plan for Employees of INTERCO INCORPORATED and Its Operating Companies ("INTERCO BEST Plan") into a new flexible compensation plan ("New BEST Plan") the entire accumulated assets representing the interests of Transferred Employees, calculated as of the close of business on the date of such spin-off. As of the date of such spin-off, Florsheim shall become the sponsor of the New BEST Plan and any ties or liability of INTERCO to or for such plan, either as plan sponsor or adopting employer or otherwise shall cease. INTERCO shall grant a royalty-free, perpetual, non-exclusive license to Florsheim to use the name "BEST Plan" in connection with the New BEST Plan (including the right to use "BEST Plan" in conjunction with the name "Florsheim" for such Plan) so long as the New BEST Plan remains qualified under Section 125 of the Code. Florsheim shall have no right whatsoever to sell, transfer, assign or sublicense the name "BEST Plan" to any other person or use such name in connection with any other use.

                    (d) Florsheim shall establish a long term disability plan, a short term disability plan and an accidental death plan ("Other Florsheim Welfare Plans") with substantially the same features and providing substantially the same benefits to the Transferred Employees as do the INTERCO INCORPORATED long term disability plan, short term disability plan and accidental death plan ("Other INTERCO Welfare Plans") with respect to the Transferred Employees. Claims incurred by Transferred Employees prior to the Distribution Date shall be paid out of the Other INTERCO Welfare Plans; claims incurred by Transferred Employees on or following the Distribution Date shall be paid out of the Other Florsheim Welfare Plans.

                    Section 7.06. Multiemployer Pension Plans. Florsheim has had in the past, and continues to have, an obligation to make contributions to the Central States, Southeast and Southwest Areas Pension Plan ("Central States"), a multiemployer pension plan as such term is defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). In the past, International Shoe Company also had a contribution obligation to Central States. The parties agree that included within the definition of Assumed Liabilities is any and all liability to any Multiemployer Plan (including, without limitation, Central States) to the extent that such liability is attributable to contributions made to any such Multiemployer Plan on behalf of any Transferred Employee (including, without limitation, present or former employees of any member of the Florsheim Group or of International Shoe Company). Each member of the Florsheim Group jointly and severally agrees that it will indemnify and defend any member of the INTERCO Group from and against any such liability.






                    Section 7.07. No Third Party Beneficiaries. Neither Transferred Employees nor any current, former or retired employee of any member of the INTERCO Group shall be entitled to enforce the provisions of this Article 7 against the respective parties as third party beneficiaries thereof.


                                     ARTICLE VIII

                                  INTERCO GUARANTEES

                    Section 8.01.  Performance of Guaranteed Leases.
          (a) Each member of the Florsheim Group jointly and severally agrees that it will (i) perform all of its obligations under each Guaranteed Lease to the extent necessary to avoid any liability of any member of the INTERCO Group with respect thereto and
          (ii) indemnify, defend and hold harmless each member of the INTERCO Group from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all Actions or threatened Actions) incurred or suffered by any member of the INTERCO Group and arising out of, or due to the failure or alleged failure of any member of the Florsheim Group to perform or otherwise dis-charge, any of such obligations. The Florsheim Group shall use its reasonable best efforts to obtain a release of the INTERCO Group from its obligations under the Guaranteed Leases if and to the extent that such efforts are consistent with the business objectives of the Florsheim Group and do not adversely affect the relationship between the Florsheim Group and the lessors under the Guaranteed Leases.

                    (b) So long as the obligations of all members of the INTERCO Group under any Guaranteed Leases have not been fully and finally discharged:

                    (i) Florsheim will keep, and will cause each member of the Florsheim Group to keep, proper books of record and account in which full, true and correct entries shall be made in all material respects of all dealings and transactions in relation to the business conducted by the Florsheim Group, and will permit, and will cause each member of the Florsheim Group to permit, representatives of INTERCO or any member of the INTERCO Group to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants and, subject to any applicable privilege, counsel, all at such reasonable times and as often as may be reasonably desired;








                   (ii) Florsheim will keep, and will cause each member of the Florsheim Group to keep, all material property useful and necessary in the Florsheim Business in good working order and condition, ordinary wear and tear excepted, and will preserve, renew and keep in full force and effect, and will cause each member of the Florsheim Group to preserve, renew and keep in full force and effect, all material licenses necessary to conduct the Florsheim Business;

                  (iii)  Florsheim will deliver to INTERCO:

                         (A)  as soon as available and in any event
                    within 90 days after the end of each fiscal year of Florsheim, its annual report on Form 10-K for such fiscal year;

                         (B)  as soon as available and in any event
                    within 45 days after the end of each of the first three quarters of each fiscal year of Florsheim, its quarterly report on Form 10-Q for such fiscal quarter;

                         (C)  as soon as available and in any event
                    within sixty days after the end of each calendar quarter of Florsheim, a certificate of the chief financial officer setting forth in reasonable detail information concerning the remaining obligations under the Guaranteed Leases as of the end of such quarter; and

                         (D)  from time to time such additional
                    information regarding the financial position or business of the Florsheim Group and the Guaranteed Leases, as INTERCO may reasonably request; and

                   (iv) From time to time as reasonably requested by INTERCO, appropriate representatives of Florsheim (including one or more members of its senior management) will make themselves available to review with representatives of INTERCO the status of the Guaranteed Leases. At least one meeting each calendar quarter, within 60 days of the end of each quarter, shall be deemed to be reasonable if requested by INTERCO.

                    (c) Florsheim shall promptly (and in any event within five days) notify INTERCO of:

                         (i)  any notice or other communication
                    (including any cure notice or notice of default) from any other party that any Guaranteed Lease is not being performed substantially in accordance with its terms (provided that Florsheim shall not have to notify INTERCO of an erroneous
                    notification of a late lease payment by a landlord resulting from misapplication of the lease payment by the landlord); and

                        (ii)  any termination of any Guaranteed Lease;

                    (d) Florsheim shall propose to INTERCO its response to any matter requiring notice to INTERCO under Section 8.02(c) promptly (and in any event not more than 10 days) after the giving of such notice. Florsheim thereafter shall keep INTERCO advised of such matter and, prior to taking or agreeing to take any material action in response to or related to any such matter, consider in good faith any comments INTERCO may make in connection therewith.

                    (e) Without the prior written consent of INTERCO, neither Florsheim nor any member of the Florsheim Group shall take any action that would reasonably be expected to adversely affect the potential liability of any member of the INTERCO Group with respect to the Guaranteed Leases, whether by increasing the likelihood or amount of any such liability, extending the time during which such liability remains or otherwise, including any such increase or extension caused by an amendment, renewal or extensions of any Guaranteed Lease (or any part thereof). Notwithstanding the foregoing, Florsheim may exercise existing renewal options if (i) the rental provided for in the option is below fair market rent or (ii) the store is in a location that is of material importance to Florsheim in light of potential alternate locations and would not be available to Florsheim unless an existing renewal option is exercised. Florsheim will provide at least 30 days' prior written notice to INTERCO of the exercise of an option of a Guaranteed Lease and furnish details to INTERCO demonstrating that Florsheim is entitled to exercise the option pursuant to the foregoing sentence.

                    Section 8.02.  Termination.  All provisions of this
          Article VIII shall terminate if all obligations of all members of the INTERCO Group under the Guaranteed Leases shall be fully and finally discharged.

                    Section 8.03. Dun & Bradstreet. INTERCO agrees to notify Dun & Bradstreet of the termination of INTERCO's ownership of the Florsheim Group immediately after the Distribution Date. The Florsheim Group agrees to take such ministerial actions as INTERCO may reasonably request to notify any person who is a beneficiary of any Dun & Bradstreet guarantee of the termination of INTERCO's ownership of the Florsheim Group, and to certify to such notification.











                                      ARTICLE IX

                                     INFORMATION

                    Section 9.01. Provision of Corporate Records. Each Group shall arrange as soon as practicable following the Distribution Date for the provision to the other Group of existing corporate governance documents (e.g. minute books, stock registers, stock certificates, documents of title, etc.) in its possession relating to such other Group or its business and affairs.

                    Section 9.02. Access to Information. From and after the Distribution Date each Group shall afford the other Group and its accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contacts, instruments, computer data and other data and information in such Group's possession relating to the business and affairs of such other Group (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by such other Group including, without limitation, for audit, accounting and litigation purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

                    Section 9.03. Litigation Cooperation. Each Group shall use reasonable efforts to make available to the other Group, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings arising out of the business of the other Group prior to the Distribution Date in which the requesting party may from time to time be involved.

                    Section 9.04. Reimbursement. Each Group providing information or witnesses under Sections 9.01, 9.02 or 9.03 to the other Group shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses as may be reasonably incurred in providing such information or witnesses.

                    Section 9.05. Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall, and shall cause the members of its respective Group to, retain all information relating to the other Group's business in accordance with the past practice of such party. Notwithstanding the foregoing, except as provided in the Tax Sharing Agreement, any party may destroy or otherwise dispose of any information at any time, provided that, prior to such destruction or disposal,
          (a) such party shall provide no less than 90 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of and (b) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

                    Section 9.06. Confidentiality. Each party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other party (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such party or
          (b) later lawfully acquired on a non-confidential basis from other sources by the party to which it was furnished), and neither party shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of and agree in writing to comply with the provisions of this
          Section 9.06. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                                      ARTICLE X

                                    MISCELLANEOUS

                    Section 10.01. Expenses. Except as specifically provided in this Agreement (or the Tax Sharing Agreement, if relevant), all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement (including transfer taxes and the fees and expenses of all counsel, accountants and financial and other advisors) shall be paid by the party incurring such cost or expense. It is understood and agreed that the Florsheim Group shall pay or be responsible for the initial fees payable to the lenders and the agent under the Credit Facility and the underwriting and discounts and commissions payable in respect of
          the offering of the Notes.   Notwithstanding the foregoing, it is
          understood and agreed that the INTERCO Group (not including Converse and its direct and indirect subsidiaries) shall pay the legal, filing, accounting, printing and other accountable and out-of-pocket expenditures in connection with the
          (i) preparation, printing and filing of the Form 10,
          (ii) obtaining of the Credit Facility and (iii) preparation, printing and filing of the Registration Statement and the offering and sale of the Notes.







                    Section 10.02. Notices. All notices and communications under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given when received addressed as follows:

                    If to INTERCO, to:

                    INTERCO INCORPORATED
                    101 South Hanley Road
                    St. Louis, Missouri 63105
                    Attention:  Secretary


                    If to Florsheim, to:

                    The Florsheim Shoe Company
                    130 South Canal Street
                    Chicago, Illinois 60606
                    Attention:  Secretary

          Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

                    Section 10.03. Amendment and Waiver. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

                    Section 10.04. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

                    Section 10.05. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Missouri, without regard to the conflicts of law rules of such state.

                    Section 10.06. Entire Agreement. This Agreement, together with the Ancillary Agreements, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Ancillary Agreements, the provisions of such Ancillary Agreement shall prevail.







                    Section 10.07. Parties in Interest. None of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than the INTERCO Group and the Florsheim Group, and the INTERCO and Florsheim Indemnitees under Articles IV and V hereof.

                    Section 10.08. Tax Sharing Agreement; After-Tax Payments. (a) This Agreement shall not govern any Tax, and any and all claims, losses, damages, demands, costs, expenses, liabilities, refunds, deductions, write-offs, or benefits relating to Taxes shall be exclusively governed by the Tax Sharing Agreement.

                    (b) If at the time Florsheim is required to make any payment to INTERCO under this Agreement INTERCO owes Florsheim any amount under the Tax Sharing Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if at the time INTERCO is required to make any payment to Florsheim under this Agreement Florsheim owes INTERCO any amount under the Tax Sharing Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

                    (c) Except as otherwise provided herein, any amount payable under Section 4.01 of this Agreement shall be paid in an "After-Tax Amount" (as defined in the Tax Sharing Agreement).

                    Section 10.09. Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (i) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and
          (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party, its Group or its Group's business.






                    Section 10.10 Arbitration. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes over arbitrability and disputes in connection with claims by third parties (collectively, "Disputes") shall be exclusively governed by and settled in accordance with the provisions of this Section 10.10; provided, however, that nothing contained herein shall preclude either party from seeking or obtaining (a) injunctive relief or (b) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder. INTERCO or Florsheim (each a "Party") may commence proceedings hereunder by delivering a written notice to the other Party providing a reasonable description of the Dispute to the other, and expressly requesting arbitration hereunder.
          The parties hereby agree to submit all Disputes to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. The arbitration shall be conducted in St. Louis by three arbitrators acting by majority vote (the "Panel") selected by agreement of the Parties not later than ten (10) days after delivery of the Demand or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). If an arbitrator so selected becomes unable to serve, his or her successors shall be similarly selected or appointed. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the Parties may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (a) each Party shall have the right to audit the books and records of the other Party that are reasonably related to the Dispute; (b) each Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Party intends to present in such hearing; (c) each party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact and depositions, the nature and extent of which discovery shall be determined by the Panel, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost effective. All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either party may at its expense make a stenographic record thereof. The Panel shall complete all hearings not later than ninety (90) days after its selection or appointment, and shall make a final award not later than thirty (30) days thereafter. The award shall be in writing and shall specify the factual and legal basis for the award. The Panel shall apportion all costs and expenses of arbitration, including the Panel's fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing Party as the Panel deems fair and reasonable. Notwithstanding the foregoing, in no event may the Panel award multiple, punitive or exemplary damages.







          THIS AGREEMENT CONTAINS BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED BY THE PARTIES

                    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                              INTERCO INCORPORATED


                              By:David P. Howard
                                 Name:  David P. Howard
                                 Title: Vice President



                              THE FLORSHEIM SHOE COMPANY



                              By:Larry J. Svoboda
                                 Name:  Larry J. Svoboda
                                 Title: Vice President


                              THE FLORSHEIM SHOE STORE COMPANY - NORTHEAST



                              By:Larry J. Svoboda
                                 Name:  Larry J. Svoboda
                                 Title: Vice President



                              THE FLORSHEIM SHOE STORE COMPANY - WEST



                              By:Larry J. Svoboda
                                 Name:  Larry J. Svoboda
                                 Title: Vice President



                              L.J. O'NEILL SHOE COMPANY



                              By:Larry J. Svoboda
                                 Name:  Larry J. Svoboda
                                 Title: Vice President








                              HY-TEST, INC.



                              By:Larry J. Svoboda
                                 Name:  Larry J. Svoboda
                                 Title: Vice President